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FRONTIER FINANCIAL CORPORATION AND SUBSIDIARIES                       EXHIBIT 11
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COMPUTATION OF EARNINGS PER SHARE
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
                                             For Three Months Ended March 31,

                                                 2000                 1999
                                             ------------         ------------
Net Income                                   $  7,337,779         $  5,994,092

Computation of average
  shares outstanding

          Shares outstanding at
          beginning of year                    17,545,587            8,697,261

          Additional shares deemed
          outstanding because of
          stock dividends                            --                   --

          Additional shares deemed
          outstanding because of
          stock splits                               --              8,758,499

          Shares redeemed under stock
          repurchase program                      (31,467)                --

          Shares issued during the
          year times average time
          outstanding during the year               6,123               56,423
                                             ------------         ------------

Average basic shares outstanding               17,520,243           17,512,183
                                             ------------         ------------

Dilutive shares                                    68,317              109,893

                                             ------------         ------------
Average diluted shares outstanding             17,588,560           17,622,076
                                             ------------         ------------

Basic earnings per share                     $       0.42         $       0.34
                                             ============         ============

Diluted earnings per share                   $       0.42         $       0.34
                                             ============         ============



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